Exhibit 99.1

Subscription Agreement

1. Investment:

The undersigned (“Buyer”) subscribes for ________________ Shares of Common Stock of Remaro Group Corp.  (“Company”) at $0.01 per share.

Total subscription price ($0.10 times the number of Shares): = _____________________. PLEASE MAKE CHECKS PAYABLE TO: Remaro Group Corp.

2. Investor information:

Name (type or print) _______________________________________________________

SSN/EIN/Taxpayer/ or other type of Identification Number(s):_____________________

Address: ________________________________________________________________

                ________________________________________________________________

E-Mail address: __________________________________________________________

Joint Name (type or print) __________________________________________________

SSN/EIN/Taxpayer/ or other type of Identification Number(s):_____________________

E-Mail address: __________________________________________________________

Address (If different from above) ____________________________________________

Mailing Address (if different from above):_____________________________________

                                                                  ______________________________________

Business Phone: __________________________________________________________

Home Phone: ____________________________________________________________

3. Type of ownership:

(You must check one box)

____Individual

____Custodian for____________

____Tenants in Common

____Uniform Gifts to Minors Act of the State of: __________

____Joint Tenants with rights of Survivorship

____Corporation (Inc., LLC, LP) – Please List all officers, directors, partners, managers, etc.:

____Trust Community Property

____Other (please explain)

4. Further Representations, Warrants and Covenants.

Buyer hereby represents warrants, covenants and agrees as follows:

(a) Buyer is at least eighteen (18) years of age with an address as set forth in this Subscription Agreement. (b) Except as set forth in the Prospectus and the exhibits thereto, no representations or warranties, oral or otherwise, have been made to Buyer by the Company or any other person, whether or not associated with the Company or this offering. In entering into this transaction, Buyer is not relying upon any information, other than that contained in the Prospectus and the exhibits thereto and the results of any independent investigation conducted by Buyer at Buyer’s sole discretion and judgment. (c) Buyer is under no legal disability nor is Buyer subject to any order, which would prevent or interfere with Buyer’s execution, delivery and performance of this Subscription Agreement or his or her purchase of the Shares. The Shares are being purchased solely for Buyer’s own account and not for the account of others and for investment purposes only, and are not being purchased with a view to or for the transfer, assignment, resale or distribution thereof, in whole or part. Buyer has no present plans to enter into any contract, undertaking, agreement or arrangement with respect to the transfer, assignment, resale or distribution of any of the Shares. (d) Buyer acknowledges that Remaro Group Corp. is offering for sale a maximum of 8,000,000 shares of its common stock at a fixed price of $.01 per share and that there is no minimum number of shares that must be sold in order for the offering to close.

Acceptance of Subscription. (a) It is understood that this subscription is not binding upon the Company until accepted by the Company, and that the Company has the right to accept or reject this subscription, in whole or in part, in its sole and complete discretion. If this subscription is rejected in whole, the Company shall return to Buyer, without interest, the Payment tendered by Buyer, in which case the Company and Buyer shall have no further obligation to each other hereunder. In the event of a partial rejection of this subscription, Buyer’s Payment will be returned to Buyer, without interest, whereupon Buyer agrees to deliver a new payment in the amount of the purchase price for the number of Shares to be purchased hereunder following a partial rejection of this subscription.

5. Governing Law.

(a) This Subscription Agreement shall be governed and construed in all respects in accordance with the laws of the State of Nevada without giving effect to any conflict of laws or choice of law rules.

IN WITNESS WHEREOF, this Subscription Agreement has been executed and delivered by the Buyer and by the Company on the respective dates set forth below.

_____________________________ Signature of Buyer

_____________________________ Printed Name

_____________________________ Date

INVESTOR SUBSCRIPTION ACCEPTED AS OF ____ day of _____________, 2017.

REMARO GROUP CORP.

By:__________________________ President

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